Exhibit 99.1

China XD Plastics Company Limited
Announces Stockholders’ Approval of Merger Agreement

HARBIN, China, November 5, 2020 /PRNewswire/ -- China XD Plastics Company Limited (NASDAQ: CXDC) (the “Company”), one of China’s leading specialty chemical companies engaged in the development, manufacture and sale of polymer composite materials primarily for automotive applications, today announced that at its special meeting of stockholders held earlier today, the Company’s stockholders voted, among other things, in favor of the proposal to adopt the previously announced agreement and plan of merger (the “Merger Agreement”), dated as of June 15, 2020, by and among the Company, Faith Dawn Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), and Faith Horizon Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of the Merger Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Merger”).

As of the close of business in the State of Nevada on September 29, 2020 (the “Record Date”), there were 70,548,841 shares of the Company’s common stock and 1,000,000 shares of the Company’s series B preferred stock outstanding and entitled to vote. Holders of 56,037,170 shares of the Company’s common stock and 1,000,000 shares of the Company’s series B preferred stock attended the special meeting in person or by proxy, representing approximately 87.7% of the combined voting power of shares of the Company’s common stock and shares of the Company’s series B preferred stock outstanding as of the Record Date, voting together as a single class. Holders of shares of the Company’s series B preferred stock are entitled to a voting power equivalent to 40% of the combined voting power of the share capital of the Company. The Merger Agreement was approved by the holders owning (i) approximately 85.1% of the combined voting power of shares of the Company’s common stock and shares of the Company’s series B preferred stock outstanding as of the Record Date, voting together as a single class; and (ii) 100% of the shares of the Company’s series B preferred stock outstanding as of the Record Date, voting as a single class, satisfying the voting requirements to approve the Merger Agreement.

The Merger remains subject to various customary closing conditions as set forth in the Merger Agreement. If and when completed, the proposed merger would result in the Company becoming a privately-held company and the common stock of the Company would no longer be listed on the NASDAQ Global Market or any other stock exchange, and price quotations with respect to shares of Company common stock in the public market will no longer be available.

About China XD Plastics Company Limited

China XD Plastics Company Limited, through its wholly-owned subsidiaries, develops, manufactures and sells polymer composites materials, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of 31 automobile brands manufactured in China, including without limitation, Audi, Mercedes Benz, BMW, Toyota, Buick, Chevrolet, Mazda, Volvo, Ford, Citroen, Jinbei and VW Passat, Golf, Jetta, etc. The Company's wholly-owned research center is dedicated to the research and development of polymer composites materials and benefits from its cooperation with well-known scientists from prestigious universities in China. As of June 30, 2020, 636 of the Company's products have been certified for use by one or more of the automobile manufacturers in China. For more information, please visit the Company's English website at http://chinaxd.irpass.com/, and the Chinese website at http://www.xdholding.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the approval and the consummation of the transaction contemplated by the proposed Merger or any alternative transaction. These forward-looking statements can be identified by terminology such as “will,” “expect,” “project,” “anticipate,” “forecast,” “plan,” “believe,” “estimate” and similar statements. Forward-looking statements involve inherent risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, uncertainties as to the expected benefits and costs of the proposed Merger; the expected timing of the completion of the Merger; the parties’ ability to complete the Merger considering the various closing conditions; the possibility that various closing conditions to the Merger may not be satisfied or waived; the effect of the announcement of the proposed Merger or operational activities taken in anticipation of the Merger on our business relationships, results of operations and business generally; the outcome of any legal proceedings that have been or may be instituted against us related to the Merger Agreement; the amount of the costs, fees, expenses and charges related to the Merger; and other risks and uncertainties discussed in the Company’s filings with the SEC, as well as the Schedule 13E-3 transaction statement and the proxy statement filed by the Company in connection with the Merger. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts

China XD Plastics Company Limited

Mr. Taylor Zhang, CFO (New York)

Phone: +1 (212) 747-1118

Email: cxdc@chinaxd.net